                                                                    EXHIBIT 11.1

                            General Wireless, Inc.

                                   For the Three Months Ended March 31, 1995
                                   -----------------------------------------
                                   Number of        Percent       Equivalent
                                    Shares        Outstanding       Shares
                                  -----------     -----------    ------------
Class A Common Stock............           60            100%              60
Class B Common Stock............    2,109,440            100%       2,109,440
Class C Common Stock............   11,126,660            100%      11,126,660
Class B Warrants................      151,667            100%         151,667
Class C Warrants................    5,309,873            100%       5,309,873
Class B Options.................    1,902,016            100%       1,902,016
                                                                   ----------

Pro forma weighted average shares outstanding                      20,599,716
                                                                   ==========

Net Loss                                                           $<170,000>
                                                                   ==========

Pro forma net loss per share                                       $   <0.01>
                                                                   ==========

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                            General Wireless, Inc.

                                   For the Three Months Ended March 31, 1996
                                   -----------------------------------------
                                   Number of        Percent       Equivalent
                                    Shares        Outstanding       Shares
                                  -----------     -----------    ------------
Class A Common Stock............           60            100%              60
Class B Common Stock............    2,109,440            100%       2,109,440
Class C Common Stock............   11,126,660            100%      11,126,660
Class B Warrants................      151,667            100%         151,667
Class C Warrants................    5,309,873            100%       5,309,873
Class B Options.................    1,902,016            100%       1,902,016
                                                                   ----------

Pro forma weighted average shares outstanding                      20,599,716
                                                                   ==========

Net Loss                                                           $<157,000>
                                                                   ==========

Pro forma net loss per share                                       $   <0.01>
                                                                   ==========


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                            General Wireless, Inc.

                                         For the period from inception
                                     (June 24, 1994) to December 31, 1994
                                   -----------------------------------------
                                   Number of        Percent       Equivalent
                                    Shares        Outstanding       Shares
                                  -----------     -----------    ------------
Class A Common Stock............           60            100%              60
Class B Common Stock............    2,109,440            100%       2,109,440
Class C Common Stock............   11,126,660            100%      11,126,660
Class B Warrants................      151,667            100%         151,667
Class C Warrants................    5,309,873            100%       5,309,873
Class B Options.................    1,902,016            100%       1,902,016
                                                                   ----------

Pro forma weighted average shares outstanding                      20,599,716
                                                                   ==========

Net Loss                                                           $<433,000>
                                                                   ==========

Pro forma net loss per share                                       $   <0.02>
                                                                   ==========


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                            General Wireless, Inc.

                                      For the Year Ended December 31, 1995
                                   -----------------------------------------
                                   Number of        Percent       Equivalent
                                    Shares        Outstanding       Shares
                                  -----------     -----------    ------------
Class A Common Stock............           60            100%              60
Class B Common Stock............    2,109,440            100%       2,109,440
Class C Common Stock............   11,126,660            100%      11,126,660
Class B Warrants................      151,667            100%         151,667
Class C Warrants................    5,309,873            100%       5,309,873
Class B Options.................    1,902,016            100%       1,902,016
                                                                   ----------

Pro forma weighted average shares outstanding                      20,599,716
                                                                   ==========

Net Loss                                                           $<744,000>
                                                                   ==========

Pro forma net loss per share                                       $   <0.04>
                                                                   ==========